Business and Financial Update Peter Oleksiak, Senior Vice President of Finance Irene Dimitry, Vice President Marketing and Renewables June 10-12, 2013 EXHIBIT 99.1

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and natural gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and natural gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2012 Forms 10-K and 2013 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric. Cautionary Note – The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy’s 2012 Form 10-K and 2013 Form 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by accessing its website at www.sec.gov or by calling 1-800-SEC-0330. 2

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 3

Electric Gas DTE Energy is an Integrated Energy Company Complementary Non-Utility Businesses Strong, Stable and Growing Utilities • Electric generation and distribution • 2.1 million customers • Fully regulated by Michigan Public Service Commission (MPSC) • Natural gas distribution • 1.2 million customers • Fully regulated by MPSC ~80% of DTE Energy’s 2012 Earnings Gas Storage & Pipelines Power & Industrial Projects Energy Trading ~20% of DTE Energy’s 2012 Earnings Transport and store natural gas Generate economic value and provide strategic benefits Own and operate energy related assets 4

DTE Energy’s long-term business mix continues to be weighted towards stable regulated utilities Electric 62% Gas 15% GSP 9% P&I 11% Energy Trading 3% Electric 69% Gas 12% GSP 12% P&I 7% * Reconciliation to GAAP reported earnings included in the appendix 2013 – 2017 Operating Earnings* ~$4 billion 2013 – 2017 Capital Expenditures ~$9 - $10 billion Utility mix ~80% 5

2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E $3.80 We remain committed to delivering on our targets * Reconciliation to GAAP reported earnings included in the appendix; 2008 – 2012 operating EPS adjusted for Unconventional Gas Production discontinued operations $3.33 $3.75 $3.64 Dividend per share 5.4% CAGR 2009-2013 (Annualized) Operating EPS* 7% CAGR 2008-2014 Guidance Midpoint $4.05 Early Outlook Midpoint $4.27 $3.94 $2.12 $2.24 $2.35 $2.48 $2.12 $2.83 $2.62 (dollars) 6

Utility Earnings Growth Non-Utility Earnings Growth DTE Earnings Growth Share Dilution Contingency DTE EPS Growth 1% - 2% Non-Utilities Utilities provide foundation for operating EPS growth 6% - 7% 15% - 20% ~10% 5% - 6% 4% Utilities Strong growth in non-utilities gives us confidence in our EPS growth rate 7

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 8

Michigan economic indicators highlight continued recovery in 2013 Ranked Michigan #1 for job growth Ranked Michigan #2 in Economic Health Michigan #7 up from #49 on Corporate Income Tax ranking 2009 2010 2011 2012 2013E 1,144 1,578 1,912 2,252 2,421 Increased Auto Production (000s) 2009 2010 2011 2012 2013E 13.4% 12.7% 10.4% 8.9% 8.3% Lower Unemployment Rate 2009 2010 2011 2012 2013E 6.8 8.8 9.8 11.9 14.7 Housing Starts Up (000s) Source: Auto and housing statistics from IHS; unemployment rate from Bureau of Labor Statistics with forecast from DTE Energy Rated Metro Detroit #3 in Annual Home Price Gains Upgraded Michigan’s outlook to positive 9

Both utilities have strategies to delay rate case filings to address customer affordability while maintaining financial health 2013 • Continued cost control • Amortize revenue decoupling liability ($127 million) • Securitization surcharge* ends • Headroom for new rates • Infrastructure Recovery Mechanism (IRM) approved by the MPSC • IRM and cost control delay need for new rates * ~$350 million Fermi 2 securitization bond surcharge DTE Electric DTE Gas 2014 2015 10

DTE’s continuous improvement capability has enabled us to lead the industry in cost management $1,691 $1,530 2007 2008 2009 2010 2011 2012 2013F Utility O&M* ($ millions) * Excludes bad debt expense, LIEEF, Energy Optimization and Renewable Energy Program 2013 forecast shows ~$160 million in utility O&M reduction since 2007 and is lower than a decade ago Reinvestment Reinvestment 11

We are confident that the process to review state energy policy will maintain a constructive regulatory framework and contribute to Michigan's turnaround DTE is actively participating throughout the process Fall 2012 2013 2014 + Governor’s energy message • Renewables • Energy efficiency • Deregulation cap • Seven public forums • Draft report by work team to Governor • Policy recommendations Governor Rick Snyder MPSC Chair John Quackenbush 12

Our electric utility is making significant investments in three key growth areas through 2017 Base Infrastructure $5.0 billion Renewable Energy & Energy Efficiency $500 million Environmental Compliance $900 million • Environmental requirements • $335 million investment in 2013 • Power plant reliability • Expanded distribution reliability program • AMI • $1,020 million investment in 2013 • 10% renewable standard by 2015 • $200 million investment in 2013 Targeting 6% to 7% Growth 13

2008-2012 Average 2013E 2014E 2015E 2016E 2017E DTE Electric plans over $6 billion of investments over the next 5 years (millions) $1,555 $1,500 $1,000 $1,100 $1,300 $1,000 * Includes AMI, Ludington expansion and other investments Base Renewables Other Projects* Environmental / New Generation 2013E-2017E Distribution Reliability $905 $750 $500 $3,450 $6,455 $850 $12.3B $15.0 - $15.5B YE Rate Base** $560M $680M Depreciation * Includes working capital * 14

Long-term units 4,410 MW Medium- term units 2,420 MW Pending EPA regulations 650 MW Short-term units 203 MW DTE Coal Fleet Plans through 2020 (MW of Capacity) Much of the longer-term investment will be tied to the ongoing transformation of our generation fleet Long-term units • Continued long-term investment • Part of fleet for at least 20 years Medium-term units • 650 MW under current retirement evaluation • Balance (1,770 MW) may face retirement after 2020 Short-term units • Will be retired in the next few years Short-term, Pending and Medium-term units likely backfilled with gas/wind over the next decade 15

Our electric utility will continue to invest approximately $1.3-1.7 billion per year from 2018 through 2022 Base Infrastructure $5 to $5.5 billion New Generation $1 to $2 billion Generation Compliance $0.5 to $1 billion •Environmental compliance •Post Fukushima nuclear investments • Fermi relicensing • Significant distribution reliability investments • AMI completion •Generation maintenance • Incremental renewable investments •Potential new gas generation $6.5 - $8.5 billion investment from 2018 through 2022 16

Our regulatory strategy and continuous improvement initiatives will enable a potential rate reduction during a period of significant rate base growth Current rate ~$350 million securitization surcharge drop off in 2015 Base rates in 2015 / 2016 Potential Customer Rates Our goal is to achieve a net rate reduction in 2015/2016 17

DTE Electric total load forecast reflects ~1% growth as Industrial sales continue to recover *Temperature normalized sales 0% 10% 20% 30% 40% 2009 2010 2011 2012 2013E 2014E DTE Industrial Sales* Cumulative change from 2009 2012 2013E 2014E 2017E Total Service Area Annual Sales* (GWh) ~2% ~1% / yr ~1% 47,500 ~48,400 ~48,900 ~50,000 Annual Growth 2% Annual Growth ~6% ~4% 18

Main Renewal, Meter Move-Out & Pipeline Integrity $400 million Base Infrastructure $680 million Our gas utility continues to make reliability and pipeline integrity investments through 2017 • Capital recovered through the Infrastructure Recovery Mechanism • ~4,000 miles of distribution main to be replaced (66 miles in 2013) • $80 million investment in 2013 • Strengthen and expand distribution system • Continued long-term investment in infrastructure • $140 million investment in 2013 Targeting 5% to 6% Growth 19

DTE Gas plans over $1 billion of investments over the next 5 years (millions) 2013E 2014E 2015E 2016E 2017E $220 $215 $215 $215 $215 2013E - 2017E $400 $680 $1,080 Five Year Total Base Main Renewal, Meter Move-Out, Pipeline Integrity $2.8B $3.4 - $3.6B YE Rate Base* $94M $109M Depreciation Includes working capital * 20

Our regulatory strategy and continuous improvement initiatives minimize customer rate impact in the near- term Current rate Surcharge reductions IRM Potential Customer Rates Our goal is to keep rates essentially flat over the next 3 years 21

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 22

Gas Storage & Pipelines is developing an asset portfolio with multiple growth platforms 23

Bluestone Pipeline • In-service and ramping up Millennium Pipeline & Expansions • 0.3 Bcf expansion underway (total capacity of 0.8 Bcf) • First expansion in service June 1, 2013, second planned for 4Q 2013 • Future expansions economic up to 1.5 Bcf/d Proposed NEXUS Gas Transmission • ~ $1.5 billion investment • DTE stake ~ $500 million, partners with Enbridge and Spectra Energy • Capacity of ~1 Bcf/d from western Marcellus and central/northern Utica • In-service target of late 2016 Gas Storage & Pipelines platforms drive growth through new projects and expansions Wood-fired Plant Cassville, WI Marcellus Platform Utica Platform NEXUS Gas Transmission Bluestone Pipeline Storage & Vector Platforms • Includes Michigan storage and Vector pipeline • Investigating expansions related to shale gas inflows Gas Storage and Vector Pipeline Targeting 10% to 15% Growth with 10% to 12% ROIC 24

Our Bluestone assets are strategically positioned for growth

DTE Energy


MILLENNIUM PIPELINE
BROOME
NEW YORK
PENNSYLVANIA
BLUESTONE PIPELINE
SUSQUEHANNA
TENNESSEE PIPELINE
3 mi

DTE gathering

Acreage within 5 miles of Bluestone

Wells started for selected producers from Jan '12 - Feb '13

Bluestone Pipeline

- Potential ~0.3 Bcf/d expansion to ~0.6 Bcf/d

Current gathering

- ~50,000 acres for Southwestern Energy

Incremental gathering

- 180,000 acres within 5 miles of Bluestone
- 6 major producers in the area
- Late stage negotiation with one party; serious discussion with an additional party

25

Marcellus/Utica gas production is expected to significantly exceed demand and drive the need for pipeline takeaway 10.8 2013 9.3 2015 12.0 2014 2012 6.6 2030 23.0 2025 21.0 2020 18.0 2012 Northeast Demand 10.2 Marcellus Utica Marcellus and Utica Shale Production (Bcf/d) Source: Wood Mackenzie 26

2012A 2013E 2014E 2015E 2016E 2017E Gas Storage & Pipelines operating earnings* potential of $120 million by 2017 ~$120 * Reconciliation to GAAP reported earnings included in the appendix (millions) Storage Platform Vector Platform Marcellus Platform Utica Platform and additional growth $30 $10 $60 $61 $65 - $70 $1.0 - $1.3 billion investment $20 $72 - $78 27

2012A 2013E 2014E 2015E 2016E 2017E $30 $10 $10 $35 $15 2017E ~$100 We are confident in our 2017 operating earnings outlook Millennium pipeline ~$500 million investment in Bluestone and initial gathering Additional expansion and gathering opportunities (under development) (millions) ~$120 $10 $60 $20 $61 $65 - $70 Gas Storage & Pipelines Operating Earnings* $30 $10 $60 $72 - $78 * Reconciliation to GAAP reported earnings included in the appendix Storage Platform Vector Platform $85 28

Power & Industrial is focused in three businesses Wood-fired Plant Cassville, WI • Produces fuel that reduces emissions from coal-fired plants • 9 REF units, 4 states Industrial Energy Services • Utility services at industrial sites • Coke and pulverized coal for steel customers • 42 projects, 11 states • Wood-fired power plants producing renewable power • Landfill gas to energy projects • 27 projects, 14 states Renewable Energy Reduced Emissions Fuel On-site Energy Project Wood-fired Plant Reduced Emissions Fuel Plant 29 Targeting ~20% Growth with 10% to 15% ROIC

2012A 2013E 2014E 2015E 2016E 2017E P&I should reach $140 million of operating earnings* by 2017 through growth in each of its business lines ~$140 (millions) $52 $35 $65 $85 ($70) $25 $60 - $70 New Project Development Renewable Energy Reduced Emissions Fuel Industrial Energy Services Corporate allocations, interest, overheads * Reconciliation to GAAP reported earnings included in the appendix $75 - $85 $600 - $800 million investment 30

• Overview • Long-Term Growth Update – Utilities – Non-Utilities • Financial Update 31

2014 Drivers 2014 Early Outlook* 2013 Revised Guidance* (millions, except EPS) DTE Electric $480 - $490 $515 - $525 DTE Gas Full year of IRM; Continuous Improvement 115 - 120 120 - 126 Gas Storage & Pipelines Bluestone pipeline and gathering 65 - 70 72 - 78 Power & Industrial Projects REF and renewable energy projects 60 - 70 75 - 85 Energy Trading Comparable market opportunities 10 - 30 10 - 30 Corporate & Other (46) (51) DTE Energy Operating EPS Avg. Shares Outstanding $684 - $734 $3.90 - $4.20 175 $741 - $793 $4.12 - $4.42 180 * Reconciliation to GAAP reported earnings included in the appendix RDM amortized to income, renewables growth, Continuous Improvement 32 DTE Energy 2014 Operating Earnings Early Outlook

2012 2013E 2014E- 2015E *Debt excludes securitization, a portion of DTE Gas’ short-term debt, and considers 50% of the Junior Subordinated Notes as equity Leverage* Funds from Operations / Debt* 2012A 2013E 2014E- 2015E 50% 50% Target 50% - 52% 22% 22% Target 21% - 22% Strong balance sheet remains a key priority and supports growth 50% 22% • Issued $100 million of equity in Q1 2013 – Targeting $300 million annually through 2015 • Successfully extended credit facility to mature in 2018 • $2 billion of available liquidity as of March 31, 2013 33

Our system of priorities is fundamental to how we create value for our investors 5% - 6% Annual EPS Growth Attractive Dividend Strong Balance Sheet 34

Contact Us DTE Energy Investor Relations www.dteenergy.com/investors (313) 235-8030 35

Appendix

We are revising our 2013 operating earnings* per share guidance mid-point from $4.00 to $4.05 Drivers 2013 Revised Guidance 2013 Original Guidance (millions, except EPS) DTE Electric Strong underlying performance, regulatory certainty, cost efficiencies $475 - $485 $480 - $490 DTE Gas 113 - 118 115 - 120 Gas Storage & Pipelines Favorable transportation earnings 62 - 67 65 - 70 Power & Industrial Projects 60 - 70 60 - 70 Energy Trading 10 - 30 10 - 30 Corporate & Other (46) (46) DTE Energy Operating EPS Avg. Shares Outstanding $674 - $724 $3.85 - $4.15 175 $684 - $734 $3.90 - $4.20 175    * Reconciliation to GAAP reported earnings included in the appendix 37

2012 2013 Actual Guidance Cash From Operations* $2.2 $1.8 Capital Spending (2.1) (2.2) Free Cash Flow $0.1 ($0.4) Asset Sales 0.3 - Dividends (0.4) (0.4) Net Cash $0.0 ($0.8) Debt Financing: Issuances $0.8 $1.6 Redemptions (0.8) (0.8) Change in Debt $0.0 $0.8 DTE Energy 2013 Cash Flow Guidance Cash Flow Summary (billions) • 2013 cash from operations decrease due to higher benefit plan contributions, higher gas inventory purchases and lower surcharge collections • Unconventional Gas business sale in 2012 led to higher asset sales 2013 Drivers * Includes $0.2 billion and planned $0.3 billion of equity issued for employee benefit programs in 2012 and 2013, respectively. 38

DTE Energy 2013 Capital Expenditure Guidance 2012 2013 Actual Guidance DTE Electric Operational $823 $1,020 Environmental 161 335 Renewable Energy 246 200 $1,230 $1,555 DTE Gas Operational $172 $140 Main Renewal / Meter Move-out 48 80 $220 $220 $594 $400 Total $2,044 $2,175 Non-Utility Capital Expenditures Summary (millions) DTE Electric • Increased investment in operational capital for improved generation and distribution reliability • Higher environmental capital to meet 2015 compliance DTE Gas • Higher capital for main renewal and meter relocation projects Non-Utility • 2013 capital investment driven by Bluestone pipeline and related gathering and various Power & Industrial projects 2013 Drivers 39

DTE Electric has built or contracted for approximately 870MWs of renewable energy since 2009 (830MWs of wind)



Renewable Cumulative Investment
($ millions)
$600
$200
$200
$1,000
2008-2012
2013
2014
2008-2015

- Expect to achieve ~9.6% of 10% standard by Q1 2014



L'Anse Warden
17 MW Biomass
Baraga County
Stoney Corners
32 MW Wind
Missaukee County
Tuscola Bay
120 MW Wind
Tuscola County
Tuscola Wind II
100 MW Wind
**Pheasant Run
150MW
Huron County
(build-transfer option)
4 Thumb Wind Parks
~222 MW Wind
Huron & Sanilac County
Gratiot Wind Energy
212 MW* Wind
Gratiot County
Eagle Valley
3 MW Landfill Gas
Oakland County
Smiths Creek
3 MW Landfill Gas
St. Clair County
SolarCurrents Pilot: 13 MW contracted
Located at customer /company sites across SE MI
~600 customer-owned projects once complete

*DTE Electric's capacity equals 102.4MW
**Pending MPSC approval
= DTE Electric owned projects
= Third party owned projects
= Build-transfer option

40

Reduced Emissions Fuel earnings contribution should continue to grow

DTE Energy

(millions)

REF Earnings Contribution*


2012
~$40
2013E
~$50
2014E - 2017E
$60 - $65

- Operations target met at five placed units
- 6th unit operational at year end

- 7th unit sited; online mid-2013
- Marketing two remaining units to potential host sites
- Optimizing operations

- Continued optimization of operations
- Potential increased volumes through additional relocations

* after-tax earnings contribution before allocation of overheads

41

Reconciliation of 2012 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2012 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 610	$ 483	$ 115	$ 61	$ 42	$ 12	$ (47)	$ (56)
Coke oven gas settlement	7	-	-	-	7	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	3	-	-	-	3	-	-	-
Discontinued Operations of Unconventional Gas	56	-	-	-	-	-	-	56
Operating Earnings	$ 676	$ 483	$ 115	$ 61	$ 52	$ 12	$ (47)	$ -

2012 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.55	$ 2.81	$ 0.67	$ 0.36	$ 0.24	$ 0.07	$ (0.27)	$ (0.33)
Coke oven gas settlement	0.04	-	-	-	0.04	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	0.02	-	-	-	0.02	-	-	-
Discontinued Operations of Unconventional Gas	0.33	-	-	-	-	-	-	0.33
Operating Earnings	$ 3.94	$ 2.81	$ 0.67	$ 0.36	$ 0.30	$ 0.07	$ (0.27)	$ -

42

Reconciliation of 2011 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2011

		Net Income ($ millions)						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 711	$ 434	$ 110	$ 57	$ 38	$ 52	$ 23	$ (3)
Michigan Corporate Income Tax Adjustment	(87)	-	-	-	-	-	(87)	-
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	3	-	-	-	-	-	-	3
Operating Earnings	$ 636	$ 443	$ 110	$ 57	$ 38	$ 52	$ (64)	$ -

2011

		$EPS						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 4.18	$ 2.55	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ 0.13	$ (0.02)
Michigan Corporate Income Tax Adjustment	(0.50)	-	-	-	-	-	(0.50)	-
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.02	-	-	-	-	-	-	0.02
Operating Earnings	$ 3.75	$ 2.60	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ (0.37)	$ -

43

Reconciliation of 2010 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 630	$ 441	$ 127	$ 51	$ 85	$ 6	$ (72)	$ (8)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	8	-	-	-	-	-	-	8
Operating Earnings	$ 615	$ 438	$ 107	$ 51	$ 85	$ 6	$ (72)	$ -

2010 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.74	$ 2.62	$ 0.75	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ (0.04)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.04	-	-	-	-	-	-	0.04
Operating Earnings	$ 3.64	$ 2.60	$ 0.63	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ -

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

44

Reconciliation of 2009 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2009 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 532	$ 376	$ 80	$ 49	$ 31	$ 75	$ (73)	$ (6)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	1	-	-	-
General Motors Bad Debt	3	-	-	-	3	-	-	-
Antrim Hedge	3	-	-	-	-	-	3	-
Discontinued Operations of Unconventional Gas	6	-	-	-	-	-	-	6
Operating Earnings	$ 549	$ 380	$ 80	$ 49	$ 35	$ 75	$ (70)	$ -

2009 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.24	$ 2.28	$ 0.49	$ 0.30	$ 0.19	$ 0.46	$ (0.45)	$ (0.03)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	0.01	-	-	-
General Motors Bad Debt	0.02	-	-	-	0.02	-	-	-
Antrim Hedge	0.01	-	-	-	-	-	0.01	-
Discontinued Operations of Unconventional Gas	0.03	-	-	-	-	-	-	0.03
Operating Earnings	$ 3.33	$ 2.30	$ 0.49	$ 0.30	$ 0.22	$ 0.46	$ (0.44)	$ -

45

Reconciliation of 2008 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2008 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 546	$ 331	$ 85	$ 38	$ 40	$ 42	$ (97)	$ 87	$ 20
Performance Excellence Process	6	-	4	-	1	1	-	-	-
Core Barnett Sale	(81)	-	-	-	-	-	-	(81)	-
Antrim hedge	13	-	-	-	-	-	13	-	-
Barnett Lease impairment	5	-	-	-	-	-	-	5	-
Crete Sale - Tax True up	2	-	-	-	-	-	2	-	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Discontinued Operations of Unconventional Gas	(11)	-	-	-	-	-	-	(11)	-
Operating Earnings	$ 460	$ 331	$ 89	$ 38	$ 41	$ 43	$ (82)	$ -	$ -

2008 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 3.34	$ 2.03	$ 0.52	$ 0.23	$ 0.25	$ 0.26	$ (0.60)	$ 0.53	$ 0.12
Performance Excellence Process	0.05	-	0.03	-	0.01	0.01	-	-	-
Core Barnett Sale	(0.50)	-	-	-	-	-	-	(0.50)	-
Antrim hedge	0.08	-	-	-	-	-	0.08	-	-
Barnett Lease impairment	0.03	-	-	-	-	-	-	0.03	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	0.01	-	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Discontinued Operations of Unconventional Gas	(0.06)	-	-	-	-	-	-	(0.06)	-
Operating Earnings	$ 2.83	$ 2.03	$ 0.55	$ 0.23	$ 0.26	$ 0.27	$ (0.51)	$ -	$ -

46

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. For comparative purposes, 2012 operating earnings excludes the Unconventional Gas Production segment that was classified as a discontinued operation on 12/31/2012. 47